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FOUNTAIN POWERBOATS REPORTS FISCAL 2006 SALES OF $79.2 MILLION
AND A STRONG BACKLOG OF $43 MILLION

Sales for the Year Increase 11.3 Percent Versus Industry Analyst
Projections of 4.8 Percent

WASHINGTON, NC - September 20, 2006 - Fountain Powerboat Industries, Inc. (AMEX:FPB), a leading manufacturer of high performance fish boats, express cruisers and sport boats, today announced results for its fiscal year ended June 30, 2006.

Highlights of fiscal year end 2006:

-	Increased sales by 11.3 percent
-	Finished year with strong $43 million back log
-	Drove up net income 218 percent
-	Reported fourth quarter sales of $23.3 million - highest in Fountain Powerboats history
-	Expanded international sales by 54 percent
-	Added new dealers in Florida, Canada, Italy and England
-	Added depth to management team with appointment of David Knight to President and Betty Smith to Vice President of Administration
-	Launched ‘Lean Manufacturing’ program (Toyota Production System) companywide
-	Introduced three new boat models: The Fountain 38 Open center console fish boat, the 38 Lightning offshore high performance sport boat, and the 42 Lightning with redesigned cockpit
-	Maintained dealer inventory at approximately 3.3 boats per dealer

Sales up 11.3 percent for fiscal 2006
•	Net Sales for the year ended June 30, 2006 was $79,226,224, an increase of approximately 11.3 percent, compared to net sales of $71,182,069 for fiscal 2005.

Profit: Gross profit up 20 percent for the year
•	Gross profit for the year was $13,073,801, with a gross profit margin of approximately 16.5 percent, versus a gross profit of $10,910,563, with a gross profit margin of 15.3 percent for fiscal 2005.

“Our gross profit margin for the year increased approximately 7.8 percent due in part to the restructuring of our manufacturing facility which improved productivity and labor efficiency,” commented Fountain Powerboats Chief Financial Officer Irving Smith.”

FOUNTAIN POWERBOATS REPORTS FISCAL 2006 SALES OF $79.2 MILLION AND A STRONG BACKLOG OF $43 MILLION

Profit: Operating profit up 29 percent for the year
•	Operating profit for the year increased 29 percent to $2,275,356, compared to operating profit of $1,766,347 for fiscal 2005.

Net income
•
Net income for the year increased to $2,404,912, or earnings per share of $0.50 and $0.49 on a basic and diluted basis, respectively. Net income was increased by $1,283,746 pertaining to a deferred tax benefit reserved by the company in 2002. After four years of operating profits the company has determined that it no longer has to carry the reserve and has taken a portion of the reserve as a deferred tax benefit. Before the addition of the deferred tax benefit, net income was $1,121,166, or earnings per share of $0.23 on a basic and diluted basis, compared to a net income of $756,212, or a net income per share of $0.15 on a basic and diluted basis, for the fiscal 2005.

“Our net income for the year, before the deferred tax benefit, increased 48.3 percent, a significant increased when compared to other boat manufacturers who are experiencing downturns in growth,” commented Fountain CEO and Founder Reggie Fountain. “Our goal for 2007 is to continue the trend by increasing our gross profit and net income through evaluating and reducing unnecessary costs and expenses. With the assistance of an industry consultant, every member of our management team, from the top down, is involved in organizing and streamlining our manufacturing processes and implementing best business practices throughout the company. This process requires educational programs and training classes for all employees, and we believe the time investment will allow us to better manage our sales growth and profitability now and well into the future,” added Fountain.

The Lean Manufacturing process is the framework and philosophy utilized to organize manufacturing facilities with the main goal of eliminating waste and increasing profitability. Lean Manufacturing targets seven types of waste: defects, over production, transportation, waiting, inventory, motion and over processing. Lean Manufacturing techniques have successfully assisted management and employees to enhance processes in the manufacturing facility.

The company’s balance sheet remains strong, with almost $4.5 million in cash and cash equivalents and a current ratio of 1.19:1. Shareholders’ equity was approximately $8 million, a 23 percent increase, when compared to $6.5 million for fiscal 2005. Cash on hand, accounts receivable and the value of the key-man life insurance policy provide the company with approximately $10.5 million in liquid assets.

Fountain Powerboats will hold a conference call today at 11:00 a.m. Eastern Daylight Time. The toll-free conference call dial-in number for U.S. callers is 877.412.8089. The toll/international dial-in number is 973.582.2843. The passcode for the call is 7773478. Please dial in to the conference five minutes before the call is scheduled to begin. An audio replay of the conference call will be available from September 21 through 27, 2006, and can be accessed by dialing toll free 877.519.4471 in the U.S., or toll/international 973.341.3080, and entering passcode 7773478.

The conference call is being webcast by Vcall and can be accessed by visiting www.InvestorCalendar.com or Fountain Powerboats’ web site, www.fountainpowerboats.com. The event will be archived and available for replay through September 30, 2006.

-more-

FOUNTAIN POWERBOATS REPORTS FISCAL 2006 SALES OF $79.2 MILLION AND A STRONG BACKLOG OF $43 MILLION

About Fountain Powerboat Industries
Fountain Powerboat Industries has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The company designs, manufactures and sells offshore sport boats, sport fishing boats and express cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world class performance while using standard reliable power. There are currently 12 buildings located on 65 acres totaling over 237,000 square feet accommodating 40 to 45 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc. and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com.

For Additional Information:
Marty Tullio
McCloud Communications, LLC
949.553.9748
marty@McCloudCommunications.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS:
Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company's actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include, but are not limited to, customer acceptance of the company's services, products and fee structures, the success of the company's brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc.’s business, financial condition and results of operations are included under the "Risk Factors" or "Factors Affecting Our Operating Results" sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).

(Tables Follow)

FOUNTAIN POWERBOATS REPORTS FISCAL 2006 SALES OF $79.2 MILLION AND A STRONG BACKLOG OF $43 MILLION

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2006 AND 2005

ASSETS

	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,474,552	$4,013,225
Accounts receivable, net	3,405,868	2,195,357
Inventories	6,959,188	6,473,017
Prepaid expenses	849,160	341,989
Deferred tax assets	1,446,018	—

Total Current Assets	17,134,786	13,023,588

PROPERTY, PLANT AND EQUIPMENT	47,898,410	46,067,797
Less: Accumulated depreciation	(30,790,537)	(28,889,410)

	17,107,873	17,178,387

CASH SURRENDER VALUE LIFE INSURANCE, NET	2,552,682	2,179,617

OTHER ASSETS	1,065,019	652,660

TOTAL ASSETS	$37,860,360	$33,034,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
	2006	2005
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$711,984	$760,739
Accounts payable	3,861,061	3,844,102
Accrued expenses	1,253,714	1,079,558
Dealer incentives	6,367,229	3,702,738
Customer deposits	391,024	859,879
Allowance for boat repurchases	15,459	75,000
Warranty reserve	632,357	740,000

Total Current Liabilities	13,232,828	11,062,016

LONG-TERM DEBT, less current portion	15,228,700	15,433,446
DEFERRED TAX LIABILITY	305,133	—

Total Liabilities	28,766,661	26,495,462

COMMITMENTS AND CONTINGENCIES [NOTE 8]

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 200,000,000 shares authorized, 4,834,275 shares issued and outstanding as of June 30, 2006 and June 30, 2005	48,342	48,342
Additional paid-in capital	10,558,853	10,558,853
Accumulated deficit	(1,630,472)	(4,035,384)
Less: Treasury stock, at cost, 15,000 shares	(110,748)	(110,748)
Accumulated other comprehensive income from interest rate swap	227,724	77,727

Total Stockholders’ Equity	9,093,699	6,538,790

Total Liabilities and Stockholders’ Equity	$37,860,360	$33,034,252

FOUNTAIN POWERBOATS REPORTS FISCAL 2006 SALES OF $79.2 MILLION AND A STRONG BACKLOG OF $43 MILLION

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	2006	2005	2004
NET SALES	$79,226,224	$71,182,069	$59,296,964
COST OF SALES	66,152,424	60,271,506	49,247,743

Gross Profit	13,073,800	10,910,563	10,049,221

EXPENSES
Selling Expense	6,765,871	5,726,283	5,558,709
General and Administrative	4,032,574	3,417,933	2,660,432

Total Expense	10,798,445	9,144,216	8,219,141

OPERATING INCOME	2,275,355	1,766,347	1,830,080

Other (Income) Expense	9,944	23,507	(1,380)
Interest Expense	1,132,584	1,011,860	1,210,477
(Gain) loss on disposal of assets	11,661	(4,000)	11,896

TOTAL NON-OPERATING EXPENSE	1,154,189	1,031,367	1,220,993

INCOME BEFORE INCOME TAXES	1,121,166	734,980	609,087

CURRENT TAX BENEFIT	—	(21,232)	—
DEFERRED TAX BENIFIT	(1,283,746)	—	—

NET INCOME	$2,404,912	$756,212	$609,087

BASIC EARNINGS PER SHARE	$.50	$.16	$.13

WEIGHTED AVERAGE SHARES OUTSTANDING	4,819,275	4,815,188	4,761,460

DILUTED EARNINGS PER SHARE	$.49	$.15	$.13

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	4,903,949	4,890,124	4,825,179

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